UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COPART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

November 3, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Copart, Inc. to be held on Wednesday, December 2, 2015, at 8:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

●	To elect the eight nominees for director named in the proxy statement to hold office until our 2016 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

●	To approve an amendment to our certificate of incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2015;
●	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016; and
●	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2015 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2015 annual report are being distributed and made available on or about November 3, 2015 to all stockholders of record entitled to vote at the annual meeting.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Central time, on Wednesday, December 2, 2015
Place	Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254
Items of Business	● To elect the eight nominees for director named in this proxy statement to hold office until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified.
● To approve an amendment to our certificate of incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares;
● To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2015.
● To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.
● To transact any other business that may properly come before the annual meeting.
Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 7, 2015.
Meeting Admission	You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.
A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.
Annual Report	Our 2015 annual report is enclosed with these materials as a separate booklet. You may also access our 2015 annual report by visiting https://materials.proxyvote.com/217204. Our 2015 annual report is not a part of the proxy solicitation materials.
Date of Mailing	This notice of our annual meeting of stockholders, proxy statement, proxy card, and 2015 annual report are being distributed and made available on or about November 3, 2015 to all stockholders of record entitled to vote at the annual meeting.
Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 2, 2015: The notice of annual meeting, proxy statement, proxy card, and 2015 annual report are available by visiting https://materials.proxyvote.com/217204.

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 2, 2015

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our Chief Executive Officer, A. Jayson Adair, and our Senior Vice President, General Counsel and Secretary, Paul A. Styer, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation, of proxies to be voted at our 2015 Annual Meeting of Stockholders (and at any adjournment or postponement of such meeting). The annual meeting will take place on Wednesday, December 2, 2015 at 8:00 a.m., Central time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 53 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and 2015 annual report are being distributed and made available on or about November 3, 2015 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement as well as the proxy card and our 2015 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

●	To elect the eight nominees for director named in this proxy statement to hold office until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified;
●

To approve an amendment to our certificate of incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2015, as set forth in this proxy statement; and

●	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.

We will also transact any other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

●	“FOR” each of the eight nominees for director named in this proxy statement.
●	“FOR” the approval of an amendment to our certificate of incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares.

●	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2015.
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.

Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 7, 2015, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 120,186,984 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

Under our certificate of incorporation, in connection with the election of directors, each stockholder then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except with respect to these cumulative voting rights) such holder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected in the election in which such stockholder’s shares are entitled to vote, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by Copart. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee, or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, or by writing Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 7, 2015, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 7, 2015. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 7, 2015, together with government-issued photo identification.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

Please complete, sign, and date the proxy or voting instruction card and return it in the prepaid envelope at any time prior to the annual meeting. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

You can vote via the Internet by following the instructions provided on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available twenty-four hours a day until 1:00 a.m., Central time, on December 2, 2015. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Paul A. Styer, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee you must instruct the broker, trustee, or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee, or nominee, your broker, trustee, or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Number Four), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal Number One), the approval of the amendment to our certificate of incorporation (Proposal Number Two), or the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Three), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal Number One), the approval of the amendment to our certificate of incorporation (Proposal Number Two), and the advisory (non-binding) vote on the approval of executive compensation (Proposal Number Three), to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Discretionary Voting
Proposal	Vote Required	Allowed?
Election of directors	Plurality of the votes cast	No

Amendment to certificate of incorporation to increase	Majority of outstanding shares	No
authorized shares

Advisory vote to approve executive compensation	Majority of the votes cast	No

Ratification of appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

The nominees receiving the highest number of affirmative “FOR” votes of the shares entitled to be voted at the annual meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Amendment to Certificate of Incorporation to Increase Authorized Shares

Under Delaware law, to approve the amendment to our certificate of incorporation to increase the authorized number of shares of our common stock, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting is required. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2015. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Paul A. Styer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

Copart will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication, by our directors, officers, and employees. None of those directors, officers, or employees will receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2015 annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2015 annual report and/or proxy statement, you may write to or call our Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than July 6, 2016; provided, however, that in the event that we hold our 2016 annual meeting of stockholders more than thirty days from the one year anniversary date of the 2015 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2016 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2016 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

●	not earlier than August 20, 2016, and
●	not later than the close of business on September 19, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than thirty days before or after the one year anniversary date of the 2015 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

●	the 90th day before such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2016 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluation Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition, Meetings, and Board Committees

Our board of directors is currently comprised of eight members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and eight directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Fiscal 2015 Board Meetings

During fiscal 2015, our board of directors held nine meetings. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors, and 75% or more of the meetings held by the standing committees of our board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

Director Independence

Of our incumbent directors, Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos have each been determined by our board to be an “independent director” as that term is defined under the rules of The NASDAQ Stock Market LLC, or the NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Oversight of Risk Management

The role of our board directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Our board committees are comprised as follows:

Nominating and
	Audit	Compensation	Governance
Director Name	Committee	Committee	Committee
Matt Blunt	✓	—	✓
Steven D. Cohan	Chair	✓	—
Daniel J. Englander	✓	Chair	Chair
James E. Meeks	—	—	✓
Thomas N. Tryforos	—	✓	—

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of our audit committee are, among other things, to:

●	Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;
●

Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

●	Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;
●	Provide our board with the result of its monitoring and any recommendations derived from such monitoring;
●	Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and
●

Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel. Our audit committee held four meetings during fiscal 2015.

Our audit committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Audit-Committee-Charter.

The audit committee currently consists of Steven D. Cohan, Daniel J. Englander and Matt Blunt. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors, and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Our compensation committee held eight meetings during fiscal 2015. Our compensation committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos, and Steven D. Cohan. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ listing rules and the rules of the SEC relating to compensation committee independence, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders and to develop and recommend to our board governance principles applicable to us.

Our nominating and governance committee held one meeting during fiscal 2015. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/Content/US/EN/Investor-Relations/Nominating-and-Governance-Committee-Charter.

The nominating and governance committee consists of Daniel J. Englander, Matt Blunt, and James E. Meeks. Mr. Englander is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee is an “independent director” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos, and Cohan during fiscal 2015. No member of our compensation committee was, at any time during fiscal 2015, an officer or employee of Copart or any of our subsidiaries. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2015 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

●	The current size and composition of our board of directors and the needs of the board and its respective committees;
●

Factors such as character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments, and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

●	Other factors that our committee may consider appropriate.

Any nominee for a position on the board must satisfy the following minimum qualifications:

●	The highest personal and professional ethics and integrity;
●	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

●	Skills that are complementary to those of the existing board;
●	The ability to assist and support management and make significant contributions to the company’s success; and
●	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than 1% of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, personal characteristics (including gender, race, and diversity of experience), potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. Four of our directors attended our 2014 annual meeting of stockholders.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board and chief executive officer. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

COMPENSATION OF DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. Each non-employee director receives an annual director’s fee of $70,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of our audit committee, receives an additional annual fee of $10,000 for his services as chairman of our audit committee, payable in quarterly installments. In addition to cash compensation, pursuant to procedures previously adopted by our board of directors, each non-employee director (other than newly appointed non-employee directors) receives an annual option grant of 40,000 shares under our 2007 Equity Incentive Plan, as amended and restated (2007 Equity Incentive Plan), which grant takes place on the date of our annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

From April 2009 to April 2014, Willis J. Johnson, our chairman, received no cash compensation in consideration of his services to Copart (other than a $1.00 annual payment). Instead, in April 2009, we granted Mr. Johnson (our chief executive officer at the time) an option to acquire shares of our common stock, vesting over five years. This option became fully vested in April 2014. In September 2014, our compensation committee reconsidered Mr. Johnson’s compensation as our executive chairman and approved annual cash compensation to Mr. Johnson of $70,000, payable in quarterly installments commencing in April 2014, for his services as executive chairman. Additionally, our compensation committee approved an annual option grant to Mr. Johnson of 40,000 shares under our 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. In his role as executive chairman, Mr. Johnson is also provided with (i) use of a company owned automobile and (ii) the following benefits, generally on the same basis provided to our other employees: health, dental, and vision insurance; dependent care; flexible spending account; short- and long-term disability insurance, accidental death and dismemberment insurance.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our chairman of the board and our non-employee directors for the fiscal year ended July 31, 2015. The table excludes A. Jayson Adair, who is a named executive officer and does not receive any compensation for services provided as a director, and Vincent W. Mitz, who is an executive officer, other than a named executive officer, who does not receive any additional compensation for services provided as a director. See the section below entitled “Executive Compensation” for information about the compensation of Mr. Adair.

		Option	All Other
	Fees Earned or	Awards	Compensation
Name	Paid in Cash ($)	($)(1)	($)(2)	Totals ($)
Willis J. Johnson	70,000	379,020	6,000	455,020
Matt Blunt	70,000	379,020	—	449,020
Steven D. Cohan	80,000	379,020	—	459,020
Daniel J. Englander	70,000	379,020	—	449,020
James E. Meeks	70,000	379,020	—	449,020
Thomas N. Tryforos	70,000	379,020	—	449,020
____________________

(1)	Amounts shown represent the aggregate grant date fair values of the annual award of stock options granted in fiscal 2015 on the date of our 2014 annual stockholder meeting, which were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

(2)	Includes $6,000 related to personal use of a company owned automobile.

As of July 31, 2015, the end of our 2015 fiscal year, the aggregate number of stock options outstanding for our executive chairman and each of our non-employee directors was as follows:

Aggregate Number of
Name	Shares Underlying Options
Willis J. Johnson	4,440,000
Matt Blunt	95,000
Steven D. Cohan	320,000
Daniel J. Englander	320,000
James E. Meeks	280,000
Thomas N. Tryforos	120,000

Under procedures previously adopted by our board of directors, each non-employee member of our board of directors (other than newly appointed non-employee directors) and, under procedures adopted in September 2014 by the compensation committee of our board of directors, our executive chairman, receives an option grant of 40,000 shares of our common stock on the date of our annual stockholder meeting, at an exercise price per share equal to the closing price of our common stock on the NASDAQ on the date of grant. The stock options granted to our non-employee directors and to Mr. Johnson expire ten years from the date of grant (unless earlier terminated in accordance with the terms of the respective equity plan and related stock option agreement). On December 3, 2014, the date of our 2014 annual meeting of stockholders, each of Messrs. Johnson, Blunt, Cohan, Englander, Meeks, and Tryforos were granted options to purchase 40,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2015, at an exercise price of $36.45 per share, which was the closing price of our common stock on the NASDAQ on the date of grant. Fifty percent (50%) of the shares subject to each option vest twelve months from the date of grant and 1/24th of the total number of shares underlying each option vest each month thereafter, such that the options will be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2016 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Eight directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the eight individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 7, 2015.

			Director
Name	Age	Position	Since
Willis J. Johnson	68	Chairman of the Board	1982
A. Jayson Adair	45	Chief Executive Officer and Director	1992
Matt Blunt	44	Director	2009
Steven D. Cohan	54	Director	2004
Daniel J. Englander	46	Director	2006
James E. Meeks	66	Director	1996
Vincent W. Mitz	52	President and Director	2011
Thomas N. Tryforos	56	Director	2012

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as an executive officer and a director of ChoresPros, Inc., a privately-held technology company.

Mr. Johnson has over thirty years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage facility in California to over 175 salvage facilities and operations in 11 countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Fiat Chrysler Automobiles N.V., Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the president of an automobile trade association, as the Governor of Missouri, a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor and since 1997 has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. In addition, since July 2015, Mr. Cohan has also served as an executive officer and a director of ChoresPros, Inc., a privately-held technology company. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company.

From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over thirty years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by us in 1995. At NER, Mr. Mitz held numerous positions, most recently as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

With over thirty years of experience in the automotive auction industry, including twenty years with Copart, Mr. Mitz’s understanding of our business, operations, and strategy enables him to provide significant insight into our business and operations.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the eight nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

General

On October 14, 2015, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 180,000,000 to 400,000,000 shares, and to make a corresponding change to the number of authorized shares of capital stock. The number of shares of authorized preferred stock would remain unchanged. The text of the proposed amendment is set forth on Appendix A to this proxy statement.

If the amendment is approved by the requisite vote of the stockholders, we will file an amendment to our certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the annual meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Reasons for and General Effect of Amendment

We currently have a total of 185,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 180,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 180,000,000 to 400,000,000 shares, and increase the number of authorized shares of all classes of stock from 185,000,000 to 405,000,000 shares. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of October 7, 2015, (i) 120,186,984 shares of common stock, $0.0001 par value, were outstanding, (ii) 20,979,646 shares were issuable pursuant to outstanding equity awards, (iii) 1,672,793 shares were available for future grant under our 2007 Equity Incentive Plan, and (iv) 1,097,943 shares were available for purchase under our 2014 Employee Stock Purchase Plan. We have no shares of preferred stock outstanding.

Our board of directors has determined that it would be in the best interests of Copart and our stockholders to increase the number of authorized shares of common stock in order to provide Copart with the flexibility to pursue finance and corporate opportunities involving our common stock that may become available from time to time. We would expect these opportunities to relate principally to the expansion of our business through investments or acquisitions or stock splits effected in the form of dividends. In addition, we may need additional authorized shares for purposes of our management incentive and employee benefit plans or to pursue financing transactions such as private or public offerings of our equity securities. As of the date of this proxy statement, there are no formal proposals or agreements that would require an increase in our authorized shares of common stock. Moreover, our board of directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future.

Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as our board may determine to be appropriate without further authority from the stockholders, except as otherwise required by applicable law or stock exchange rules. Accordingly, because the adoption of this proposed amendment to our certificate of incorporation will result in a greater number of shares of common stock available for issuance, stockholders could experience a significant reduction in their stockholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock dividend or stock splits effected in the form of stock dividends.

In addition, the increase in the number of authorized shares could also have the effect of making it more difficult for a third party to acquire control of our company in a transaction not approved by our board of directors. The board of directors could use the additional shares to resist or frustrate a third-party transaction by providing an above-market premium that is favored by a majority of independent stockholders. For example, it could implement a rights plan or similar arrangement pursuant to which shares of common stock would be issued to the other stockholders on highly-dilutive terms if the party seeking to take Copart over has purchased a substantial amount of common stock. At present, we do not have any such rights plan or other anti-takeover arrangement in place, nor do we have plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Stockholders do not have any preemptive or other rights to subscribe for any shares of common stock which may in the future be issued by Copart.

Vote Required

Approval of the amendment to our certificate of incorporation will require the affirmative vote of the majority of the outstanding shares of common stock entitled to vote at the annual meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval of an amendment to our certificate of incorporation to increase the number of our authorized shares of common stock.

* * * * *

PROPOSAL NUMBER THREE

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2015 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of execution compensation at least once every three years.

Our compensation for our named executive officers has been supported by a majority of the votes cast by our stockholders since proxy voting on named executive officer compensation began in 2011. However, the support of our stockholders for our executive compensation program declined from approximately 98% of the votes cast by our stockholders at our 2013 annual meeting to approximately 60% of the votes cast by our stockholders at our 2014 annual meeting. While this represented an approval of our executive compensation program, we were concerned by the significant decrease in the percentage approval from the prior year. In response to the decrease in stockholder support, Mr. Adair proposed that our compensation committee approve an amendment to each of his and Mr. Mitz’s stand-alone stock option award agreements dated December 16, 2013 (referred to as the Stock Option Agreements). The amendment removed the provision in the Stock Option Agreements providing at times prior to a “change in control” (as defined in the Stock Option Agreements) for the immediate vesting in full of the underlying option upon an involuntary termination of Mr. Adair or Mr. Mitz, as applicable, without “cause” (as defined in the Stock Option Agreements). As a result, the vesting of Mr. Adair’s and Mr. Mitz’s stock option awards will not accelerate (either in part or in full) if either or both of them were terminated without “cause” prior to a “change in control.” The compensation committee approved the amendment to Mr. Adair’s and Mr. Mitz’s agreements as a means to mitigate conditions under the Stock Option Agreements that could lead to a pay-for-failure scenario for either Mr. Adair or Mr. Mitz. On June 2, 2015, each of Mr. Adair and Mr. Mitz entered into amended and restated stand-alone stock option agreements reflecting such amendment.

At our 2011 annual meeting of stockholders, we asked our stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two, or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because more than 92% of the votes cast were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Program and Philosophy

Our executive compensation program is designed to:

●	to attract and retain talented and experienced executives;
●	to motivate and reward executives whose knowledge, skills, and performance are critical to our success; and
●	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2015 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2015 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2015. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2016. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Vote Required

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.
* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2015 and 2014. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2015 and 2014:

	Fiscal Year	Fiscal Year
Nature of Service	2015	2014
Audit Fees (1)	$1,815,800	$1,693,200
Audit-Related Fees (2)	$169,900	$5,300
Tax Fees (3)	$307,300	$865,700
All Other Fees (4)	$2,000	$2,300
Total Fees	$2,295,000	$2,566,500
____________________

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs, and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Englander, and Blunt. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2015, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2016.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Daniel J. Englander
Matt Blunt

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 7, 2015 were as follows:

Name	Age	Position
Willis J. Johnson	68	Chairman of the Board
A. Jayson Adair	45	Chief Executive Officer and Director
Vincent W. Mitz	52	President and Director
William E. Franklin	59	Executive Vice President and Chief Financial Officer
Paul A. Styer	59	Senior Vice President, General Counsel and Secretary
Robert H. Vannuccini	49	Senior Vice President, Chief Sales Officer
Sean Eldridge	46	Senior Vice President, Chief Operating Officer
Rama Prasad	56	Senior Vice President, Chief Technology Officer
Vikrant Bhatia	38	Senior Vice President, Strategic Initiatives
John Lindle	43	Senior Vice President, Strategic Growth

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Since July 2015, Mr. Johnson has served as an executive officer and a director of ChoresPros, Inc., a privately-held technology company.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions, most recently as vice president of sales and operations for NER’s New York region from 1990 to 1993 and vice president of sales & marketing from 1993 to 1995.

William E. Franklin has served as our chief financial officer since March 2004 and our executive vice president since March 2014. From March 2004 until March 2014, Mr. Franklin served as our senior vice president. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the chief financial officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the president and chief executive officer of Clifford Electronics, an international consumer electronics company. Mr. Franklin received an M.B.A. from the University of Southern California and a B.S. in finance from California State University, Bakersfield. Mr. Franklin is a certified public accountant.

Paul A. Styer has served as our general counsel since September 1992, our corporate secretary since October 1993, and our senior vice president since April 1995. From September 1992 until April 1995, Mr. Styer served as our vice president. Mr. Styer served as one of our directors from September 1992 until October 1993. From August 1990 to September 1992, Mr. Styer conducted an independent law practice. Mr. Styer received a B.A. from the University of California, Davis and a J.D. from the University of the Pacific. Mr. Styer is a member of the State Bar of California.

Robert H. Vannuccini has served as our senior vice president, chief sales officer since July 2007. From 1999 to 2007, Mr. Vannuccini served as our vice president of national accounts. From 1995 to 1999, Mr. Vannuccini served as our midwest regional account manager. Prior to that, Mr. Vannuccini was employed by NER as the midwest regional account manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER,

Mr. Vannuccini was an assistant vice president with Fleet Financial Group, a northeastern bank that was acquired by Bank of America, N.A. in 2004, from 1991 to 1994. Mr. Vannuccini received a B.B.A. in banking and finance from Hofstra University, Hempstead, New York in 1988.

Sean Eldridge has served as our senior vice president and chief operating officer since March 2014 where he is responsible for all aspects of operations throughout North America. Mr. Eldridge brings with him extensive industry experience having begun his career with Copart in March 1990. From July 2006 to February 2014, Mr. Eldridge served as our vice president, corporate operations where he was responsible for overseeing all operations’ support teams including, property, transportation, member services and equipment. From October 2005 to July 2006, Mr. Eldridge served as our assistant vice president, operations and from March 1990 to October 2005, he held various roles with us, including general manager at several of our facilities, regional manager of the southern California region, and yard agent.

Rama Prasad has served as our senior vice president and chief technology officer since August 2014 where he is responsible for all functions within information technology, including architecture, application development, infrastructure, and operational support. From June 2010 to August 2014, Mr. Prasad served as senior vice president and chief information officer of Gogo Inc., an inflight entertainment and communications company. From 2009 to 2010, Mr. Prasad was the senior director – application development and maintenance for United States Cellular Corporation, a provider of wireless products and services. From 2006 to 2008, he served as the vice president of IT for Hewitt Associates, a provider of management consulting services acquired by Aon Corporation in 2010, and from 2003 to 2006 he served as the vice president – IT for Orbitz Worldwide, Inc., an Internet travel-booking website. Mr. Prasad received an M.B.A. from Rockhurst University, an M.S. in computer science from the University of Missouri, and a B.S. in engineering from Osmania University, Hyderabad, India.

Vikrant Bhatia has served as our senior vice president, strategic initiatives since December 2014. Mr. Bhatia previously worked with the Boston Consulting Group (BCG), a management consulting firm, from 1998 to 2001 and from 2003 to 2014, most recently as a Partner and Managing Director. At BCG, Mr. Bhatia’s clients included public and private organizations, for profit and non-profit, across a number of industries. He primarily consulted with his clients on topics of growth strategy, process optimization, corporate development, and organizational effectiveness. Mr. Bhatia received an M.B.A. from Stanford University, and a B.S. in commerce from the University of Virginia.

John Lindle has served as our senior vice president, strategic growth since June 2013. Mr. Lindle co-founded QCSA, a vehicle remarketing company, in 1999, and served as its president, chief executive officer and as a member of its board of directors, until we acquired QCSA in June 2013. Prior to that Mr. Lindle spent his time in the body shop industry from 1990 to 1999.

Our executive officers are elected by our board of directors and serve at the discretion of our board. There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties that may cause our actual results to differ materially from those anticipated by forward-looking statements. These forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2015 compensation of our named executive officers in the Fiscal Year 2015 Summary Compensation Table. Currently, we have ten executive officers, five of whom are our named executive officers. For fiscal 2015, our named executive officers consisted of (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three most highly compensated executive officers other than our chief executive officer and chief financial officer, each of whom was serving as an executive officer on July 31, 2015, the end of our 2015 fiscal year. For fiscal 2015, our named executive officers were A. Jayson Adair, our chief executive officer; William E. Franklin, our executive vice president and chief financial officer; Robert H. Vannuccini, our senior vice president, chief sales officer; Paul A. Styer, our senior vice president, general counsel and secretary; and Rama Prasad, our senior vice president and chief technology officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable and that it serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

●	Participates in the continuing development of and reviews and approves changes in our compensation policies;
●	Reviews and approves each element of executive compensation, taking into consideration management recommendations; and
●	Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Our compensation committee consisted of Messrs. Cohan, Englander, and Tryforos during fiscal 2015. Our board of directors has determined that each of the foregoing members of the compensation committee was and is an independent director under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/Content/US/EN/Investor-Relations/Compensation-Committee-Charter.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and vice president of human resources support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and to contribute to our operating results and financial condition. These proposed goals are then reviewed with each executive officer and are subsequently approved following that review by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chairman and chief executive officer make recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than themselves. Our compensation committee then discusses these recommendations, first with the chairman and the chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

●	Attract and retain senior executive management;

●	Motivate their performance toward corporate objectives; and

●	Align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites (excluding Mr. Adair since fiscal 2009 based on his agreement to forego cash compensation in lieu of an all-equity compensation program). Other than Mr. Adair’s all-equity program, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, Mr. Adair’s compensation program is entirely performance based as his ability to realize any material compensation from us during the ten year period from April 2009 to April 2019 depends on the market price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have typically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative, as well as subjective, factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size and operating budgets; the increasing geographic and operational scope of our business; and the specific responsibilities of the individual officer; and the committee’s assessment of the performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses, and additional equity incentive awards annually after the end of each fiscal year based on a review of our financial performance during the prior fiscal year as measured against the operating plan approved by the board of directors for the applicable fiscal year; each individual officer’s contribution toward that performance and the recommendations of our chairman and chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers but does consider whether we met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience.

Response to 2014 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2014 say-on-pay vote. At our 2014 annual meeting of stockholders, approximately 60% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement. While this represented an approval of our executive compensation program, the compensation committee acknowledged the significant decrease in the percentage approval from the prior year, which they attributed largely to a proxy advisory firm’s commentary concerning certain terms and conditions of Mr. Adair’s all-equity compensation program, which is described more fully below. The specific terms and conditions of Mr. Adair’s equity compensation (as well as that of Vincent W. Mitz, our president) were disclosed in the proxy statement for our annual meeting held on December 16, 2013 and as part of our solicitation of stockholders’ approval of these executive officers’ equity compensation. At the 2013 annual meeting, stockholders approved the equity compensation proposal with approximately 69% of the votes cast voting in favor of the proposal (which does not include any shares held by Mr. Adair or Mr. Mitz, who abstained from voting on this proposal).

In response to the decrease in stockholder support, Mr. Adair proposed that our compensation committee approve an amendment to each of his and Mr. Mitz’s stand-alone stock option award agreements dated December 16, 2013 (referred to as the Stock Option Agreements). The amendment removed the provision in the Stock Option Agreements providing at times prior to a “change in control” (as defined in the Stock Option Agreements) for the immediate vesting in full of the underlying option upon an involuntary termination of Mr. Adair or Mr. Mitz, as applicable, without “cause” (as defined in the Stock Option Agreements). As a result, the vesting of Mr. Adair’s and Mr. Mitz’s stock option awards will not accelerate (either in part or in full) if either or both of them are terminated without “cause” prior to a “change in control.” The compensation committee approved the amendment to Mr. Adair’s and Mr. Mitz’s agreements as a means to mitigate conditions under the Stock Option Agreements that could lead to a pay-for-failure scenario for either Mr. Adair or Mr. Mitz. On June 2, 2015, each of Mr. Adair and Mr. Mitz entered into amended and restated stand-alone stock option agreements reflecting such amendment.

All Equity Compensation Program for Mr. Adair and Mr. Mitz

At the beginning of fiscal 2014, Mr. Adair, our chief executive officer, and Mr. Mitz, our president, presented our compensation committee with a proposal to grant to each of them a sizable stock option in lieu of cash and additional equity. Mr. Adair and Mr. Mitz agreed to forego all salary and bonus compensation, other than $1.00 per year, in exchange for such stock option grant. With respect to Mr. Adair, this proposal would continue the substantive compensation program he first agreed to and that stockholders approved in fiscal 2009 where he would forego all forms of cash compensation. In addition, each of them agreed to forego any additional equity incentives until the newly granted options are fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment by Mr. Adair and Mr. Mitz to continue to grow our business and increase our stockholder value as well as their strong belief in our business model and future prospects. Finally, our compensation committee believed these stock options serve to align the individual interests of Mr. Adair and Mr. Mitz with those of our stockholders to the maximum extent possible.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Adair and Mr. Mitz on October 2, 2013. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Adair and Mr. Mitz, approved the grant of a non-qualified stock option to each of Mr. Adair and Mr. Mitz on the following terms:

Number of Shares
Subject to Option	2,000,000 shares of our common stock for Mr. Adair. 1,500,000 shares of our common stock for Mr. Mitz.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ on the date of grant.

Vesting

Mr. Adair: twenty percent (20%) of the shares become exercisable on April 15, 2015; the balance of the shares become exercisable on a monthly basis over forty-eight months at the rate of 33,333 shares per month.

Mr. Mitz: twenty percent (20%) of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over forty-eight months at the rate of 24,999 shares per month.

Vesting Acceleration
Triggers

Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

As discussed above under the section entitled Response to 2014 Advisory Stockholder Vote on Executive Compensation, this section was amended in June 2015 to remove the provision allowing for vesting upon a termination of the officer’s employment without cause before a change in control.

Option Term

Ten years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

On December 16, 2013, our stockholders (with Mr. Adair and Mr. Mitz abstaining from the vote) approved the equity grants for Mr. Adair and Mr. Mitz described above. Mr. Adair was granted an option to purchase 2,000,000 shares of our common stock, and Mr. Mitz was granted an option to purchase 1,500,000 shares of our common stock, each on the terms and conditions set forth above with an exercise price of $35.62 per share, which equaled the fair market value of our common stock on the date of grant. As a result, neither Mr. Adair nor Mr. Mitz is eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five year vesting term of their respective stock options.

On June 2, 2015, following a recommendation from Mr. Adair, our compensation committee amended the Stock Option Agreements for each of Mr. Adair and Mr. Mitz, to remove the provision permitting the acceleration of the shares underlying the stock option in the event such officer is terminated without cause before a change in control.

Principal Components of Executive Compensation

The following discussion outlines the principal elements of executive compensation for our named executive officers other than Mr. Adair.

Base Salary

We pay an annual base salary to each of our executive officers (other than Mr. Adair) in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chairman and chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements, and the committee’s assessment of individual performance.

Fiscal 2015 Base Salary. In December 2014, our compensation committee met to review base salaries for the named executive officers. At that meeting, following the recommendation of Mr. Adair and based on the factors discussed above, our compensation committee approved an increase in base salaries for Mr. Vannuccini and Mr. Styer for fiscal 2015. The base salary increases were made retroactive to November 23, 2014. The compensation committee did not increase the base salary of Mr. Adair because his base salary is set at $1.00 during the five year vesting period of his stock option grant discussed above. In addition, the compensation committee did not increase the base salary of Mr. Franklin because it previously approved an increase in his base salary in March 2014 following his appointment as executive vice president. Accordingly, our compensation committee determined the overall compensation package provided to him was competitive and no further changes were needed at that time. Finally, the compensation committee did not increase the base salary of Mr. Prasad because he had only recently commenced employment with Copart, in August 2014.

Fiscal 2016 Base Salary. Our compensation committee met again in October 2015, in part to consider executive officer base salaries for fiscal 2016. At that meeting, following the recommendation of Mr. Adair and based on the factors discussed above, our compensation committee determined that it would increase base salaries (other than for Mr. Adair) for fiscal 2016. The relatively larger increase in Mr. Franklin’s base salary as compared to our other named executive officers was in recognition of his expanded responsibilities associated with his promotion to Executive Vice President in April 2014, including assuming oversight for all United States operations and worldwide shared services and his performance relative to those responsibilities, specifically, growth in revenue and reductions in general and administrative and yard and fleet expenses. The base salary increases were made retroactive to September 27, 2015.

The compensation committee did not rely on any formal compensation survey data in making its assessments regarding fiscal 2015 or 2016 base salaries.

The following table presents base salary information for the named executive officers for fiscal years 2014, 2015, and 2016:

	Fiscal 2014		Fiscal 2015%		Fiscal 2016%
Named Executive Officer	Base Salary		Base Salary	Increase	Base Salary	Increase
A. Jayson Adair	$1		$1	—	$1	—
William E. Franklin	$345,000	(1)	$400,000	15.9%	$450,000	12.5%
Robert H. Vannuccini	$295,000		$310,000	5.1%	$325,000	4.8%
Paul A. Styer	$285,000		$295,000	3.5%	$300,000	1.7%
Rama Prasad	—	(2)	$300,000	—	$315,000	5.0%
____________________

(1)	Reflects the original fiscal 2014 base salary prior to Mr. Franklin’s appointment as executive vice president in March 2014.

(2)	Mr. Prasad commenced employment in fiscal 2015 (August 2014).

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2015 and do not expect to adopt any formal program for fiscal 2016. As a result, for fiscal 2016, our bonus program will consist of discretionary bonuses as determined by our compensation committee.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In October 2015, as part of its annual review of executive compensation, our compensation committee met to consider cash bonus awards for our named executive officers. In determining fiscal 2015 cash bonus awards for our named executive officers (other than Mr. Adair), our compensation committee considered individual contributions to corporate financial and business performance during the applicable fiscal year, including our operating results, expense management initiatives and corporate business development projects. Additionally, for the benefit of the committee, Mr. Adair reviewed each individual officer’s performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives. For example, Mr. Franklin’s performance was primarily evaluated with respect to the development and execution of our strategic goals for our United States operations and worldwide shared services and to meeting performance goals relative to revenue growth and expense reduction; Mr. Vannuccini’s performance was primarily evaluated with respect to overall volume growth and growth in seller revenues; Mr. Styer’s performance was primarily evaluated with respect to objectives relating to beneficial legal outcomes, risk mitigation as well as budget and productivity targets; and Mr. Prasad’s performance was primarily evaluated with respect to the development and execution of technology strategies, the recruitment of talent for the technology department as well as budget and productivity targets.

The compensation committee determined that the increase in cash bonus amounts from fiscal 2014 to fiscal 2015 was appropriate in light of recommendations made by our chief executive officer with respect to reviews of the individual performance of each named executive officer and each named executive officer’s contribution to the development and execution of strategic and tactical programs that led to increased unit volume and reductions in yard and fleet expenses per car sold and overall general and administrative expenses. In addition, as discussed in more detail under the heading Equity Awards for Fiscal 2014 Performance below, the compensation committee awarded a smaller cash bonus and, in lieu of additional cash, it granted stock options to our named executive officers (other than Mr. Adair and Mr. Prasad, who were not eligible for bonuses for fiscal 2014) for fiscal 2014 performance, resulting in lower cash bonus amounts in fiscal 2014.

Based on its review of these factors with our chief executive officer the compensation committee approved the following cash bonuses for our named executive officers:

Fiscal 2015
Cash Bonus
Named Executive Officer	Amount
A. Jayson Adair	—
William E. Franklin	$500,000
Robert H. Vannuccini	$300,000
Paul A. Styer	$230,100
Rama Prasad	$372,500

Equity-Based Incentives

We grant equity-based incentives to certain employees, including our named executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grant to Mr. Adair, our compensation committee deemed him ineligible to be awarded any additional equity compensation for the five year period ending on April 15, 2019.

While we have not adopted any specific stock ownership guidelines for our named executive officers or directors, our named executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five year period with 20% of the shares vesting on the one year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards, or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves option grants for our executive officers following the end of each fiscal year. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2013, our compensation committee approved the grant of stock options to Mr. Adair of 2,000,000 shares, and on December 16, 2013 our stockholders approved such grant. As a result, Mr. Adair is not eligible for any additional equity compensation during the five year vesting term of the stock option.

Equity Awards for Fiscal 2014 Performance

Following the end of fiscal 2014, Mr. Adair met informally with the executive officers to discuss bonuses for fiscal 2014 performance. Following these informal discussions and based on a desire by management to more closely align their interests with those of stockholders, Mr. Adair made a recommendation to the compensation committee to award smaller cash bonus amounts (relative to prior years) and, in lieu of any additional cash bonus amount, to grant stock options to the named executive officers (other than Mr. Adair and other than Mr. Prasad who commenced employment with Copart in fiscal 2015 and was therefore not eligible for a bonus). In December 2014, the compensation committee met and discussed bonuses for fiscal 2014 performance. In determining the size of these stock option grants, the compensation committee considered the recommendation of Mr. Adair, together with the individual contributions of our named executive officers as discussed under the heading Discretionary Cash Bonuses above, and then made a subjective determination as to the size of the option grants based on these factors taken as a whole. Consistent with procedures previously adopted by our board, because these awards were approved by the compensation committee during a closed trading window, the effectiveness of the grant did not occur until the first trading day upon which our trading window opened immediately following such approval. Accordingly, the grants to our named executive officers were effective on March 9, 2015, at an exercise price of $37.22 per share, which was the closing price of our common stock on the NASDAQ on the date of grant.

Equity Awards for Fiscal 2015 Performance

In July 2015, our compensation committee met and discussed the grant of stock options to our named executive officers (other than Mr. Adair). Our compensation committee determined that our named executive officers, excluding Mr. Adair, would be granted stock options related to their fiscal 2015 performance. Our compensation committee determined the size of these grants primarily based on a number of subjective factors, including the individual executive officer’s contribution to our performance in fiscal 2015 and input from our chief executive officer. The grants to our named executive officers were effective on July 10, 2015, at an exercise price of $35.45 per share, which was the closing price of our common stock on the NASDAQ on the date of grant.

All of the foregoing stock options vest as follows: twenty percent (20%) of the shares subject to each option granted will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four year period, subject to the executive officer continuing to be a service provider to us as of each vesting date.

The following table presents the number of option shares under our 2007 Equity Incentive Plan for the named executive officers for fiscal year 2015:

Named Executive Officer	Number of Option Shares
A. Jayson Adair	—
William E. Franklin	200,000	(1)
Robert H. Vannuccini	143,025	(2)
Paul A. Styer	150,411	(3)
Rama Prasad	180,000	(4)
____________________

(1)	Mr. Franklin was granted an option to purchase 100,000 shares on March 9, 2015 and an option to purchase 100,000 shares on July 10, 2015.

(2)	Mr. Vannuccini was granted an option to purchase 63,025 shares on March 9, 2015 and an option to purchase 80,000 shares on July 10, 2015.

(3)	Mr. Styer was granted an option to purchase 70,411 shares on March 9, 2015 and an option to purchase 80,000 shares on July 10, 2015.

(4)	Mr. Prasad was granted an option to purchase 60,000 shares on September 24, 2014, an option to purchase 40,000 shares on March 9, 2015 and an option to purchase 80,000 shares on July 10, 2015.

Benefits and Perquisites

We provide the following benefits to our named executive officers, generally on the same basis provided to our other employees: health, dental, and vision insurance, medical and dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of each dollar contributed, up to 15% of annual pay, with a maximum contribution of $3,600 for fiscal 2015.

We provide Mr. Adair with company-owned automobiles that may be used for personal purposes and Messrs. Franklin, Vannuccini, Styer, and Prasad with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to our named executive officers with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our executive vice president and chief financial officer, and Mr. Prasad, our senior vice president and chief technology officer, whose agreements provide, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the applicable agreement). Our compensation committee believes the terms of these agreements are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of these agreements, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our three most highly compensated officers (other than our chief executive officer and chief financial officer) to $1 million per person per year, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our stockholders. At our 2013 annual meeting, we asked our stockholders to approve certain changes to the material terms of the 2007 Equity Incentive Plan to allow us the ability to grant awards that qualify as a “performance-based” compensation under Section 162(m) and preserve our ability to take a tax deduction for compensation recognized in connection with awards granted under these plans in excess of $1 million per year. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. In addition, at our 2013 annual meeting, we asked our stockholders to approve the stock option grants to Mr. Adair and Mr. Mitz, which are designed to qualify as “performance-based” compensation under Section 162(m). As both proposals were approved by our stockholders, we will be able to take a tax deduction in excess of $1 million per year for any compensation recognized by Mr. Adair or Mr. Mitz in connection with these stock option grants.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director, or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Steven D. Cohan Thomas N. Tryforos

The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Fiscal Year 2015 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2015, the end of our 2015 fiscal year. We refer to these officers as the “named executive officers.”

				Option	All Other
	Fiscal	Salary	Bonus	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)		($)
A. Jayson Adair	2015	1	—	—	18,000	(4)	18,001
Chief Executive Officer	2014	1	—	22,860,000	18,000		22,878,001
	2013	1	—	—	18,000		18,001
William E. Franklin	2015	369,231	500,000	2,475,920	12,600	(5)	3,357,751
Executive Vice President and	2014	363,423	200,000	2,047,000	12,500		2,622,923
Chief Financial Officer	2013	325,000	349,422	—	12,500		686,922
Robert H. Vannuccini	2015	280,962	300,000	1,764,170	12,600	(6)	2,357,732
Senior Vice President, Chief	2014	292,288	126,050	698,400	12,500		1,129,238
Sales Officer	2013	275,000	268,583	—	9,000		552,583
Paul A. Styer*	2015	268,846	230,100	1,858,400	12,593	(7)	2,369,939
Senior Vice President, General	2014	284,173	140,821	698,400	12,500		1,135,894
Counsel and Secretary
Rama Prasad*	2015	266,538	372,500	2,085,648	68,684	(8)	2,793,370
Senior Vice President, Chief
Technology Officer
____________________

*	Mr. Styer was not a named executive officer in fiscal 2013. Mr. Prasad commenced employment with us in fiscal 2015.

(1)	The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2015, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015. For the number of outstanding equity awards held by the named executive officers as of July 31, 2015, see the “Outstanding Equity Awards” table in this proxy statement. The option awards reflected in fiscal 2015 reflect option awards granted for both fiscal 2014 and fiscal 2015 performance. Consistent with procedures previously adopted by our board, delays in effective dates of awards will occur if approved by the compensation committee during a closed trading window, until the first trading day upon which our trading window opened immediately following such approval.

(3)	We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column equal the actual cost to us of the particular benefit or perquisite provided. Amounts in this column include the cost to us of a named executive officer’s (i) personal use of a company-owned automobile, (ii) an automobile expense allowance, and/or (iii) 401(k) matching contributions.

(4)	Includes $18,000 related to personal use of company-owned automobiles.

(5)	Includes $3,600 for 401(k) matching contributions paid by us on behalf of Mr. Franklin and $9,000 related to an automobile allowance.

(6)	Includes $3,600 for 401(k) matching contributions paid by us on behalf of Mr. Vannuccini and $9,000 related to an automobile allowance.

(7)	Includes $3,593 for 401(k) matching contributions paid by us on behalf of Mr. Styer and $9,000 related to an automobile allowance.

(8)	Includes $692 for 401(k) matching contributions paid by us on behalf of Mr. Prasad, $9,000 related to an automobile allowance, and $58,992 related to relocation expenses, which amount includes the full amount of expenses paid by us on Mr. Prasad’s behalf in connection with Mr. Prasad’s relocation to Dallas, Texas.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our executive vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code, and Rama Prasad, our senior vice president and chief technology officer, in fiscal 2015. For a description of the material terms of the employment agreements with each of Mr. Franklin and Mr. Prasad, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2015.

		All Option
		Awards: Number		Grant Date Fair
		of Securities	Exercise or Base	Value of Stock
		Underlying	Price of Option	and Option
Named Executive Officer	Grant Date	Options (#)(1)	Awards ($/sh)	Awards ($)(2)
A. Jayson Adair	—	—	—	—
William E. Franklin	3/9/2015	100,000	37.22	1,275,790
	7/10/2015	100,000	35.45	1,200,130
Robert H. Vannuccini	3/9/2015	63,025	37.22	804,067
	7/10/2015	80,000	35.45	960,104
Paul A. Styer	3/9/2015	70,411	37.22	898,296
	7/10/2015	80,000	35.45	960,104
Rama Prasad	9/24/2014	60,000	31.49	615,228
	3/9/2015	40,000	37.22	510,316
	7/10/2015	80,000	35.45	960,104
____________________

(1)	All option grants vest 20% on the one year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

(2)	Amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2015, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2015. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option	Option
	Options (#)	Options (#)	Grant	Exercise	Expiration
Named Executive Officer	Exercisable	Unexercisable	Date(1)	Price ($)	Date
A. Jayson Adair	400,000	—	9/28/2007	17.195	9/28/2017
	200,000	—	9/26/2008	19.775	9/26/2018
	4,000,000	—	4/14/2009	15.105	4/14/2019
	500,000	1,500,000	12/16/2013	35.62	12/16/2023
William E. Franklin	100,000	—	9/28/2007	17.195	9/28/2017
	100,000	—	9/25/2009	16.43	9/25/2019
	38,000	2,000	10/4/2010	16.38	10/4/2020
	76,000	4,000	10/15/2010	17.11	10/15/2020
	104,000	16,000	3/4/2011	20.56	3/4/2021
	22,500	52,500	1/14/2014	36.11	1/14/2024
	20,000	80,000	3/4/2014	36.63	3/4/2024
	—	100,000	3/9/2015	37.22	3/9/2025
	—	100,000	7/10/2015	35.45	7/25/2025
Robert H. Vannuccini	6,491	—	9/26/2008	19.775	9/26/2018
	100,000	—	9/25/2009	16.43	9/25/2019
	38,000	2,000	10/4/2010	16.38	10/4/2020
	173,333	26,667	3/4/2011	20.56	3/4/2021
	18,000	42,000	1/14/2014	36.11	1/14/2024
	—	63,025	3/9/2015	37.22	3/9/2025
	—	80,000	7/10/2015	35.45	7/25/2025
Paul A. Styer	12,644	—	10/4/2005	12.015	10/4/2015
	100,000	—	9/28/2007	17.195	9/28/2017
	80,000	—	9/25/2009	16.43	9/25/2019
	38,000	2,000	10/4/2010	16.38	10/4/2020
	104,000	16,000	3/4/2011	20.56	3/4/2021
	18,000	42,000	1/14/2014	36.11	1/14/2024
	—	70,411	3/9/2015	37.22	3/9/2025
	—	80,000	7/10/2015	35.45	7/25/2025
Rama Prasad	—	60,000	9/24/2014	31.49	9/24/2024
	—	40,000	3/9/2015	37.22	3/9/2025
	—	80,000	7/10/2015	35.45	7/25/2025
____________________

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

Option Exercises in Fiscal Year 2015

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2015, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Named Executive Officer	(#)	($)(1)
A. Jayson Adair	—	—
William E. Franklin	—	—
Robert H. Vannuccini	—	—
Paul A. Styer	64,356	1,628,529
Rama Prasad	—	—
____________________

(1)	Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2015.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 (as subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code) with William E. Franklin, our executive vice president and chief financial officer, and an employment agreement we entered into in fiscal 2015 with Rama Prasad, our senior vice president and chief technology officer (together referred to as the executive employment agreements). The executive employment agreements set forth the base salary, bonus opportunity, benefits and the responsibilities of the position, as applicable, in effect at the time of execution of the agreement. In addition, the executive employment agreements require us to provide compensation to the executive in the event of termination of employment under certain circumstances.

Mr. Franklin’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of twelve months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

Mr. Prasad’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of six months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In the executive employment agreements, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In the executive employment agreements, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred without his consent (and following any applicable cure period): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

Neither of the executive employment agreements provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Additionally, neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, our compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our named executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the company, other than those payments otherwise due to Mr. Franklin and to Mr. Prasad upon an involuntary termination or resignation for “good reason” (as defined above), as applicable. Please see the section above entitled “Employment Contracts and Severance Agreements with Named Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2015, no named executive officer would be entitled to receive severance payments and benefits, except Mr. Franklin who would be eligible to receive payments totaling $400,000, the equivalent of twelve months of his fiscal 2015 base salary and Mr. Prasad who would be eligible to receive payments totaling $150,000, the equivalent of six months of his fiscal 2015 base salary.

Equity Compensation Plan Information

The following table provides information as of July 31, 2015 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 2014 Employee Stock Purchase Plan, the Copart, Inc. stand-alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the Johnson Option Agreement), the Copart, Inc. stand-alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the 2009 Adair Option Agreement), the Copart, Inc. stand-alone stock option award agreement dated December 16, 2013 (as amended on June 2, 2015) between Copart, Inc. and A. Jayson Adair (the 2013 Adair Option Agreement), and the Copart, Inc. stand-alone stock option agreement dated December 16, 2013 (as amended on June 2, 2015) between Copart, Inc. and Vincent W. Mitz (the Mitz Option Agreement). Our 2001 Stock Option Plan was terminated in 2007, but options granted prior to the termination of our 2001 Stock Option Plan remain outstanding and are subject to the terms of our 2001 Stock Option Plan.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants and	Outstanding Options,	Securities Reflected
Plan Category	Rights(1)	Warrants and Rights(1)	in the First Column)
Equity compensation plans approved by security holders	21,011,290 (2)	$23.65 (3)	2,769,473 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	21,011,290	$23.65	2,769,473
____________________

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(3)	Reflects weighted average exercise price of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(4)	Includes securities available for future issuance under the 2014 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and related persons. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

During fiscal 2015 and to October 12, 2015 of fiscal 2016, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive position. In fiscal 2015, we paid Mr. Adair a total of $260,769.20, consisting of $195,769.20 in base salary and $65,000 as a cash bonus, which cash bonus was earned in fiscal 2014 and paid in fiscal 2015. In March 2015, our compensation committee approved a grant to Mr. Adair of an option to purchase 20,000 shares of our common stock at an exercise price per share of $37.22. In July 2015, our compensation committee approved a grant to Mr. Adair of an option to purchase 20,000 shares of our common stock at an exercise price per share of $35.45. In addition, Mr. Adair is given a monthly automobile expense allowance.

We employ Diane Yassa, daughter of James Meeks, a member of our board of directors, in a non-executive position. In fiscal 2015, we paid Ms. Yassa a total of $208,269.19, consisting of $178,269.29 in base salary and $30,000 as a cash bonus, which cash bonus was earned in fiscal 2014 and paid in fiscal 2015. In July 2015, our compensation committee approved a grant to Ms. Yassa of an option to purchase 25,000 shares of our common stock at an exercise price per share of $35.45.

Real Property Leases; Real Property and Equipment Acquisitions

In connection with our acquisition in May 2013 of Salvage Parent, Inc., which conducted business primarily as Quad City Salvage Auction (QCSA), Crashed Toys, and Desert View Auto Auction, we assumed certain leases for real property and equipment for which John Lindle, our senior vice president of strategic growth, had, or continues to have, an ownership interest.

The following table reflects, with respect to the sole remaining real property lease assumed by us, (i) the approximate total dollar value of lease payments made by us, and (ii) the approximate dollar value of Mr. Lindle’s interest in such payments, in each case from the beginning of fiscal 2015 to October 12, 2015 (except to the extent previously disclosed in our proxy statement filed in connection with our 2014 annual meeting).

Property	Total Lease Payments	Ownership Interest	Amount of Related Person Interest
QCSA Elgin, Illinois	$504,000	50%	$252,000

Mr. Lindle holds a 50% ownership interest in the limited liability company that leases QCSA Elgin, Illinois and acts as our sublandlord. In October 2015, we purchased the other 50% ownership interest in the limited liability company (i.e., not Mr. Lindle’s ownership interest) for approximately $1.75 million and granted the seller a right of first offer and a limited right of first refusal on the property. We expect to purchase Mr. Lindle’s 50% ownership interest in the limited liability company in October or November 2015 for approximately $2.15 million. The limited liability company has a purchase option on the subject property.

In addition, in June 2015, we purchased the QCSA Hammond, Indiana facility and we purchased equipment that was previously subject to equipment leases assumed by us in connection with our acquisition of Salvage Parent, Inc. The following table reflects (i) the approximate total dollar value of the purchase price paid by us, and (ii) the approximate dollar value of Mr. Lindle’s interest in the purchase price:

Property or Equipment	Purchase Price	Ownership Interest	Amount of Related Person Interest
QCSA Hammond, Indiana	$448,483	33%	$148,000
QCSA Equipment*	$116,443	50%	$58,221.50
TOTAL			$206,221.50
____________________

*	Includes lease termination payment of $100,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and holders of more than 10% of our common stock were satisfied.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 7, 2015 by (i) all persons known by us to be beneficial owners of 5% or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within sixty days of October 7, 2015. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

	Number of Shares	Percent of Total
Name and Address of Beneficial Owner(1)	Beneficially Owned	Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
BlackRock, Inc. (3)	6,613,320	5.5%
The Vanguard Group (4)	6,979,359	5.8%
Willis J. Johnson (5)	13,271,213	10.7%
A. Jayson Adair (6)	8,105,492	6.5%
Matt Blunt (7)	73,333	*
Steven D. Cohan (8)	298,345	*
Daniel J. Englander (9)	515,973	*
William E. Franklin (10)	491,377	*
James E. Meeks (11)	258,333	*
Rama Prasad (12)	19,675	*
Paul A. Styer (13)	441,072	*
Thomas N. Tryforos (14)	349,667	*
Robert H. Vannuccini (15)	351,758	*
All directors and executive officers as a group (15 persons) (16)	25,982,359	19.4%
____________________

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 120,186,984 shares outstanding as of October 7, 2015.

(3)	Includes 6,291,862 shares as to which BlackRock, Inc. (“BlackRock”) and its affiliates have sole voting power, and 6,613,320 shares as to which BlackRock and its affiliates have sole dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 2, 2015. The address of BlackRock and its affiliates is 55 East 52nd Street, New York, NY 10022.

(4)	Includes 75,484 shares as to which The Vanguard Group (“Vanguard”) and its affiliates have sole voting power, 6,912,775 shares as to which Vanguard and its affiliates have sole dispositive power, and 66,584 shares as to which Vanguard and its affiliates have shared dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 11, 2015. The address of Vanguard and its affiliates is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	Includes 7,476,885 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees and 1,374,328 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners. Also includes options to acquire 4,420,000 shares of common stock held by Mr. Johnson that are exercisable within sixty days after October 7, 2015.

(6)	Includes 2,319,680 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 2,479 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family and 550,000 shares held by JTGJ Investments, LP, a Texas limited partnership. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, except to the extent of his pecuniary interest. Also includes options to acquire 5,233,333 shares of common stock held by Mr. Adair that are exercisable within sixty days after October 7, 2015.

(7)	Includes options to acquire 73,333 shares of common stock held by Mr. Blunt that are exercisable within sixty days after October 7, 2015.

(8)	Includes 12 shares held by the Cohan Revocable Trust U/A DTD 01/17/1996 and options to acquire 298,333 shares of common stock held by Mr. Cohan that are exercisable within sixty days after October 7, 2015.

(9)	Includes 199,900 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 2,450 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 15,290 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 298,333 shares of common stock held by Mr. Englander that are exercisable within sixty days after October 7, 2015.

(10)	Includes 7,377 shares held directly and options to acquire 484,000 shares of common stock held by Mr. Franklin that are exercisable within sixty days after October 7, 2015.

(11)	Includes options to acquire 258,333 shares of common stock held by Mr. Meeks that are exercisable within sixty days after October 7, 2015.

(12)	Includes 5,675 shares held directly and options to acquire 14,000 shares of common stock held by Mr. Prasad that are exercisable within sixty days after October 7, 2015.

(13)	Includes 94,592 shares held directly, 480 shares held by the Styer Revocable Trust U/A DTD 7/27/2005, and options to acquire 346,000 shares of common stock held by Mr. Styer that are exercisable within sixty days after October 7, 2015.

(14)	Includes 251,334 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes options to acquire 98,333 shares of common stock held by Mr. Tryforos that are exercisable within sixty days after October 7, 2015.

(15)	Includes 3,267 shares held directly, and options to acquire 348,491 shares of common stock held by Mr. Vannuccini that are exercisable within sixty days after October 7, 2015.

(16)	Includes 12,338,037 shares and options to acquire 13,644,322 shares of common stock held by all executive officers and directors as a group that are exercisable within sixty days after October 7, 2015.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2015 Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2015 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Paul A. Styer, Secretary

Dated: November 3, 2015

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2015 ANNUAL MEETING:

The Proxy Statement and 2015 Annual Report are available free of charge at
https://materials.proxyvote.com/217204.

Site of the Copart, Inc. 2015 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION

OF

COPART, INC.

Copart, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Copart, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 6, 2012, under the name Copart, Inc.

2. This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company’s Certificate of Incorporation.

3. Section A of Article IV of the Company’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“A. Authorized Shares. The total number of shares of stock that the corporation shall have authority to issue is 405,000,000, consisting of the following:”

4. Section A.i. of Article IV of the Company’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“i. Common Stock. 400,000,000 shares of Common Stock, par value $0.0001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation (as defined herein) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).”

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been duly executed by an authorized officer of the Corporation, on        , 2015.

COPART, INC.
A Delaware corporation

By:

A-1

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 2, 2015.

Vote by Internet ●Go to www.investorvote.com/CPRT ●Or scan the QR code with your smartphone ●Follow the steps outlined on the secure website

Vote by telephone ●Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone ●Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐

	04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐

	07 - Vincent W. Mitz	☐	☐	08 - Thomas N. Tryforos	☐	☐

		For	Against	Abstain

2.

To approve an amendment to our certificate of incorporation to increase the maximum number of authorized shares of our common stock, from 180,000,000 authorized shares to 400,000,000 authorized shares.

		☐	☐	☐

3.	Advisory (non-binding) vote to approve executive compensation for the year ended July 31, 2015 (say-on-pay vote).	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

026ADE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Copart, Inc.
Proxy for 2015 Annual Meeting of Stockholders December 2, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the 2015 Annual Meeting of Stockholders to be held on December 2, 2015 and the proxy statement, and appoints A. Jayson Adair and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2015 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 2, 2015, at 8:00 a.m. Central Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote “FOR” all of the nominees for director in Proposal 1 and “FOR” Proposals 2, 3 and 4. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3, AND "FOR" THE PROPOSAL LISTED IN ITEM 4; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

C	Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.